SITE2SHOP.COM, INC
                          SUBSIDIARIES OF REGISTRANT
                             AS OF APRIL 30, 1999


1    Tricom Pictures and Productions,Inc.
     2001 West Sample Road
     Pompano Beach, Florida 33064
     Telephone: (954) 969-1010
     E.I.N. 59-3099845
     100% of Common Stock issued and outstanding owned by SITE2SHOP.COM, Inc.

2    Shop TV & Television, Inc.
     2001 West Sample Road
     Pompano Beach, Florida 33064
     Telephone: (954) 969-1199
     E.I.N. 65-0563030
     100% of Common Stock issued and outstanding owned by SITE2SHOP.COM, Inc.